FORM OF PROXY CARD

THE ROYCE FUND

PROXY	ROYCE SELECT FUND I	PROXY
745 Fifth Avenue
New York, New York 10151

This Proxy is Solicited on Behalf of the Board of Trustees of The Royce Fund

The undersigned hereby appoints Christopher D. Clark and John E. Denneen or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Royce Select Fund I (the “Fund”), a series of The Royce Fund, held of record by the undersigned on June 1, 2015 at the Special Meeting of Shareholders of the Fund to be held on July 27, 2015 at 2:00 p.m. (Eastern time), and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

-----------------------------------------------------------------------------

To vote by Telephone
1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call [1-___-___-____]
3) Enter the [__]-digit control number set forth on the Proxy Card and follow the simple instructions.

To vote by Internet
1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to Website [www.__________.com]
3) Enter the [__]-digit control number set forth on the Proxy Card and follow the simple instructions.

To vote, mark blocks below in blue or black ink as follows: x

-------------------------
ROYCE SELECT FUND I
-------------------------

1. PROPOSAL TO CONSIDER AND APPROVE A PLAN OF REORGANIZATION OF THE ROYCE FUND, ON BEHALF OF ROYCE SELECT FUND I (“SELECT FUND I”) AND ROYCE 100 FUND (“100 FUND”), WHEREBY ALL OF THE ASSETS OF SELECT FUND I WOULD BE TRANSFERRED TO 100 FUND IN EXCHANGE FOR 100 FUND’S ASSUMPTION OF ALL OF THE LIABILITIES OF SELECT FUND I AND 100 FUND’S ISSUANCE TO SELECT FUND I OF INVESTMENT CLASS SHARES OF BENEFICIAL INTEREST OF 100 FUND.
For	Against	Abstain
[ ]	[ ]	[ ]

2. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Mark box at right if an address change or comment has been noted on the reverse side of this card.	[ ]

Shareholder Sign Here	Date	Co-Owner Sign Here	Date	RECORD DATE SHARES:	CONTROL NUMBER: